Dated this 11 day of APRIL 2007

Between

HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED AS TRUSTEE OF SUNTEC REAL ESTATE INVESTMENT TRUST

... of the one part

And

TIAN AGRO-TECHNOLOGY PTE. LTD.

... of the other part

****

LEASE
in respect of

7 TEMASEK BOULEVARD #04-02
SUNTEC TOWER ONE
SINGAPORE 038987

****

Robert Wang & Woo LLC
Advocates & Solicitors
9 Temasek Boulevard #32-01
Suntec Tower 2
Singapore 038989

230506/OT/FO(ls)
WTC(1)/css/2006007669/OT1-FO/ls

23052006

TIAN AGRO-TECHNOLOGY PTE. LTD.

CONTENTS

23052006

THAI AGRO-TECHNOLOGY PTE. LTD. *

THIS LEASE is made the 11 day of APRIL Two Thousand and SEVEN (2007) Between **HSBC INSTITUTIONAL TRUST SERVICES (SINGAPORE) LIMITED**, a company incorporated in the Republic of Singapore and having its registered office at 21 Collyer Quay #14-01, HSBC Building, Singapore 049320, as trustee of Suntec Real Estate Investment Trust ("Suntec REIT") (hereinafter called "the Landlord") of the one part And **TIAN AGRO-TECHNOLOGY PTE. LTD.** (Registration No. 200406637M) a company incorporated in the Republic of Singapore and having its registered office at 50 Collyer Quay #01-02 Overseas Union House Singapore 049321 (hereinafter called "the Tenant") of the other part.

NOW THIS LEASE WITNESSETH as follows:-

1. DEFINITIONS

In this Lease:-

1.1 "**APPORTIONED OUTGOINGS**" shall mean that portion of **OUTGOINGS** incurred by or charged to the Landlord as shall be **ATTRIBUTABLE TO THE PREMISES.**

1.2 "**ATTRIBUTABLE TO THE PREMISES**" shall mean the ratio which the **FLOOR AREA** of the **PREMISES** bears to the **LETTABLE AREA** of the **OFFICE TOWER**.

1.3 "**COMMON AREA**" shall mean the common property of **SUNTEC CITY.**

1.4 "**DEPOSIT**" shall mean the sum of Dollars Fifty Seven Thousand Seven Hundred And Twenty ($57,720.00) being the equivalent of three months' **RENT** and three months' **SERVICE CHARGE**.

1.5 "**DOLLARS**" or "$" shall mean Singapore dollars.

1.6 "**FITTING-OUT DEPOSIT**" shall mean the cash deposit in the sum of Dollars Five Thousand ($5,000.00) payable by the Tenant to the Landlord pursuant to Clause 3.6:4.

1.7 "**FITTING-OUT PERIOD**" shall be a period of one (1) month commencing from 1 December 2006 and expiring on 31 December 2006.

1.8 "**FITTING-OUT PLANS**" shall mean and comprise all plans specifications and designs relating to the fitting-out of the **PREMISES** approved by the Landlord in accordance with the tenant's manual and clients' services manual to be provided by the Landlord and rules and regulations prescribed by the Landlord governing tenant's fitting-out as supplemented, amended or varied from time to time by the Landlord at its absolute discretion.

1.9 **FITTING-OUT WORKS**" shall mean all renovation and fitting-out works to the **PREMISES** including but not limited to the installation of all internal partitions, doors, glass, all lights and power outlets, electrical wiring, distribution boards, switches and telephone outlets, air-conditioning ducts and vents, flooring, carpets, carpentry, plumbing, ceilings and all other fixtures and fittings to the **PREMISES** apart from those originally supplied by the Landlord, alterations to the existing fire protection systems and mechanical and electrical works and other items incidental thereto or in consequence thereof.

1.10 "**FLOOR AREA**" shall mean the area of the floor of the **PREMISES** measured to include half the thickness of the boundary walls, partitions and/or glass (as the case may be) of the **PREMISES** and the area occupied by all pillars and vertical ductings (if any) within the **PREMISES** and:-

(a) until the **FLOOR AREA** of the **PREMISES** is determined by measurement by the Landlord's architects or surveyors in the manner aforesaid the **FLOOR AREA** shall be an estimate only which estimate shall be 325 square metres;

(b) the Landlord may at its discretion require the **FLOOR AREA** of the **PREMISES** to be determined by measurement and upon determination of the **FLOOR AREA** of the **PREMISES** by the Landlord's architects or surveyors (whose certificate of the **FLOOR AREA** shall be final and conclusive in the absence of manifest error) all references to the **FLOOR AREA** in this Lease shall refer to such **FLOOR AREA**.

1.11 "**GOODS AND SERVICES TAX**" shall mean any applicable goods and services tax, imposition, duty and levy whatsoever which from time to time may be imposed or charged by any government statutory or tax authority on or calculated by reference to the amount of **RENT**, **SERVICE CHARGE** and any other sums received or receivable by the Landlord under this Lease.

1.12 "**LETTABLE AREA**" shall mean all that portion of the **OFFICE TOWER** set aside from time to time by the Landlord during the **TERM** for letting (whether actually let or not) including the area occupied by the Landlord (if any).

1.13 "**MANAGEMENT CORPORATION**" shall mean the management corporation of **SUNTEC CITY.**

1.14 "**MONTH**" shall mean calendar month.

1.15 **"OFFICE TOWER"** shall mean the office tower within **SUNTEC CITY** in which the **PREMISES** are situated and which may be comprised in one or more strata titles.

1.16 **"OFFICE TOWER COMMON AREA AND FACILITIES"** shall mean those parts of the **OFFICE TOWER** and facilities other than the **LETTABLE AREA** including but not limited to exterior weather walls, roofs, **PIPES**, mechanical and electrical services, entrances and exits, lobbies, corridors, utility rooms, delivery passages, elevators, escalators, pavements, malls, courts, ramps, landscaped and planted areas,

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retaining walls, public transit shelters, stairways, first-aid and rest areas if and where provided, public address and musical broadcasting systems, washrooms, and all general signs, improvements, fixtures, facilities, equipment and installations which the Landlord provides or designates from time to time for the general use by or for the benefit of the Tenant, its officers, employees, agents, customers and other invitees in common with other tenants of the Landlord and others designated by the Landlord in the manner and for the purposes permitted by this Lease.

1.17 "**OUTGOINGS**" shall mean the total sum of all direct and indirect outgoings, charges, costs and expenses of the Landlord assessed or assessable, charged or chargeable, paid or payable or otherwise incurred or to be incurred in the control, management, administration, maintenance and operation or otherwise of the **OFFICE TOWER** and in particular but without limiting the generality of the foregoing shall include (without duplication):-

(a) The charges, costs and expenses incurred or to be incurred paid or payable by the Landlord to the **MANAGEMENT CORPORATION** being the sum apportioned to the **OFFICE TOWER** by the **MANAGEMENT CORPORATION**;

(b) All amounts payable in respect of insurance and administration of the **OFFICE TOWER** including the provision of security services for the **OFFICE TOWER**;

(c) All costs and charges for supplying, operating and maintaining mechanical and electrical services including the provision of chilled water for tenants using air-handling unit, air-conditioning, lighting, ventilation, exhaust, lifts, escalators, sanitary and plumbing services and in particular, but without limiting the generality of the foregoing in connection with the forecourts, entrances, vestibules, corridors, passages, stairways, landings, lifts, water-closets, washrooms and lavatories of the **OFFICE TOWER**;

(d) All costs and charges for supplying, operating and maintaining all building maintenance services including the maintenance, repair, renovation and replacement of all lifts, air conditioning and other plant, machinery and equipment, parts and tools, required in connection with any of such services and the provision or procurement of services for cleaning, waste and garbage disposal and pest control;

(e) All costs and charges for the cleaning of the interior and exterior facade of the **OFFICE TOWER** (including all windows), and the **OFFICE TOWER COMMON AREA AND FACILITIES** including but without limiting the generality of this sub-clause, the forecourts, entrances, landings, lifts, water-closets, washrooms and lavatories;

(f) All expenses in supplying paper, soap and other toilet requisites in the water-closets, washrooms and lavatories of the **OFFICE TOWER**;

(g) Such management fees as may be payable by the Landlord to the managing agent engaged by the Landlord at its absolute discretion to provide management and/or other services in respect of the **OFFICE TOWER**;

TIAN AGRO-TECHNOLOGY PTE LTD

(h) All rates charges taxes impositions duties assessments and other outgoings now or hereafter during the **TERM** payable by the Landlord in respect of all parts of the **OFFICE TOWER** not exclusively or ordinarily occupied by a tenant including any part occupied by the Landlord or any servant or agent of the Landlord in connection with the carrying out of all or any of the matters referred to in this Lease.

(i) All costs and charges for the landscaping and other environmental improvements or maintenance of or to the **OFFICE TOWER**;

(j) All fees payable to the auditors, accountants, architects, engineers, surveyors, lawyers and other professional consultants for work done for or in connection with the **OFFICE TOWER**;

(k) All costs and charges for utilities attributable to the **OFFICE TOWER**.

1.18 **"PIPES"** shall mean all pipes sewers drains mains ducts conduits gutters watercourses wires cables channels flues and all other conducting media including any fixings louvres cowls and any other ancillary apparatus.

1.19 "**PREMISES**" shall mean the premises known as 7 Temasek Boulevard #04-02 Suntec Tower One, Singapore 038987 as shown and edged red on the plan annexed to this Lease (which plan is provided for identification purposes only and is not necessarily drawn to scale), excluding exterior faces of external walls, exterior faces of boundary walls and the roof.

1.20 **"PROPERTY TAX"** shall mean the property tax or other impositions of a similar nature by whatever name called levied and imposed by the relevant authority.

1.21 "**RENT**" shall mean the rent payable by the Tenant to the Landlord pursuant to Clause 6.

1.22 **"RENTS"** shall mean all payments to be made by the Tenant to the Landlord pursuant to the provisions of this Lease including but not limited to **RENT**, **SERVICE CHARGE** and **PROPERTY TAX**.

1.23 **"SERVICE CHARGE"** shall mean the sum of Dollars Ten and Cents Seventy-Six ($10.76) per square metre of the **FLOOR AREA** per **MONTH** and any increase payable by the Tenant pursuant to Clause 7.

1.24 "**SUNTEC CITY**" shall mean the Singapore International Convention & Exhibition Centre, office towers, shopping mall, fountain and all ancillary facilities constructed on Lot 510W of Town Subdivision 11.

1.25 "**TERM**" shall mean the period of three (3) years commencing from 1 January 2007 and expiring on 31 December 2009.

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2. INTERPRETATION

2.1 The expression "the Landlord" wherever the context so admits includes its successors-in-title and the person for the time being entitled to the reversion immediately expectant on the determination of the **TERM**.

2.2 The expression "the Tenant" wherever the context so admits includes, if the Tenant is an individual, his personal representatives, or if the Tenant is a company, its successors-in-title.

2.3 Where two or more persons are included in the expression "the Tenant" all covenants, agreements, terms, conditions and restrictions shall be binding on and applicable to them jointly and severally, and shall also be binding on and applicable to their personal representatives and permitted assigns respectively jointly and severally.

2.4 Words importing one gender include all genders and words importing the singular include the plural and vice versa.

2.5 References to "the **PREMISES**" in the absence of any provision to the contrary include any part of the **PREMISES**.

2.6 References to **"SUNTEC CITY"** in the absence of any provision to the contrary include any part of **SUNTEC CITY**.

2.7 References to any right of the Landlord to have access to the **PREMISES** shall be construed as extending to any mortgagee of **SUNTEC CITY** and to all persons authorised by the Landlord and the mortgagee (including agents professional advisers contractors workmen and others) where such mortgage grants such rights of access to the mortgagee.

2.8 Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation (to use reasonable endeavours) not to permit or suffer such act or thing to be done by another person.

2.9 Any provision in this Lease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any mortgagee of **SUNTEC CITY** where such consent shall be required but nothing in this Lease shall be construed as implying that any obligation is imposed upon any mortgagee not unreasonably to refuse any such consent or approval.

2.10 References to "consent of the Landlord" or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and "approved" and "authorised" or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord.

2.11 The clause, sub-clause, and schedule headings and the table of contents do not form part of this Lease and shall not be taken into account in its construction or interpretation.

3. FITTING-OUT PLAN AND FITTING-OUT

3.1 The Tenant shall prepare and submit for approval by the Landlord, its architects and other consultants (whose approval shall not be unreasonably withheld) plans for the fitting-out of the **PREMISES** according to the rules and regulations referred to in Clause 1.8. The Tenant shall pay to the Landlord, its architects and other consultants all reasonable fees, costs and expenses charged or incurred by the Landlord, its architects and other consultants in connection with the approval of the plans for the fitting-out of the **PREMISES** submitted by the Tenant.

3.2 The Tenant shall at its own costs and expense appoint architects and other consultants (including mechanical and electrical, civil and structural engineers and consultants) approved by the Landlord (such approval not to be unreasonably withheld) to prepare the Tenant's plans for the fitting-out of the **PREMISES**. Such architects, consultants and engineers are not and shall not be deemed to be the agents or servants of the Landlord and the Tenant shall not have any claim whatsoever and howsoever arising against the Landlord in respect of any act, omission, default, misconduct or negligence of such architects, consultants and engineers.

3.3 The Tenant shall take delivery of the **PREMISES** on the commencement of the **FITTING-OUT PERIOD**. If the Tenant does not take delivery of the **PREMISES** on the commencement of the **FITTING-OUT PERIOD** the Tenant shall nevertheless be deemed to have taken delivery of the **PREMISES** on that date.

3.4 The Tenant shall at its own cost and expense carry out and complete the **FITTING-OUT WORKS** in accordance with the **FITTING-OUT PLANS** and the rules and regulations referred to in Clause 1.8 within the **FITTING-OUT PERIOD**. Delay (if any) in carrying out and completing all or any of the **FITTING-OUT WORKS** by the Tenant shall not be a ground for postponing the commencement of the **TERM**.

3.5 During the **FITTING-OUT PERIOD** the Landlord shall be deemed to have granted to the Tenant a licence to enter and use the **PREMISES** solely for the purpose of carrying out and completing the **FITTING-OUT WORKS**.

3.6 The Tenant shall not commence the **FITTING-OUT WORKS** unless and until:-

3.6:1 the Tenant has duly obtained all approvals, licences, certificates and permits as may be necessary to enable it to commence, carry out and complete the **FITTING-OUT WORKS**;

3.6:2 the Tenant's plans for the fitting-out of the **PREMISES** have been duly approved by the Landlord, its architects and other consultants and the relevant authorities (if any);

3.6:3 the Tenant has effected and maintained at the Tenant's (or the Tenant's contractor's) cost and expense insurance policies covering all risks and third party liability in such form as the Landlord may at its sole discretion

TIAN AGRO-TECHNOLOGY PTE LTD

specify in an amount of not less than Dollars Two Million ($2,000,000.00) in respect of any one occurrence covering the period from the date of commencement of the **FITTING-OUT PERIOD** to the date of completion of the **FITTING-OUT WORKS** and shall in all such policies name the Landlord, its servants, agents and contractors and their sub-contractors, and the Tenant and its contractors as joint-insured parties for their respective interests. The Tenant shall ensure that all such policies shall contain the usual cross-liability clause and provide that there will be no cancellation or reduction of coverage without thirty (30) days prior notice to the Landlord;

3.6:4 the Tenant has duly paid the **FITTING-OUT DEPOSIT** as security for the due performance and observance by the Tenant of Clause 3.8;

3.6:5 the Tenant has duly established an account with SP Services Limited for the supply of electricity and/or water to the **PREMISES** to be separately metered for the account of the Tenant provided that where the Landlord agrees to permit the Tenant to utilise during the fitting-out period electricity and/or water supplies from a source other than from the Tenant's established account with SP Services Limited, the Tenant shall pay fees in advance to the Landlord for such utilisation of electricity and/or water at such rates as determined by the Landlord from time to time.

3.7 The **FITTING-OUT WORKS** shall be carried out by a contractor duly approved by the Landlord (such approval not to be unreasonably withheld) and appointed by the Tenant under the supervision of an architect and/or mechanical, electrical and structural engineer approved by the Landlord (such approval not to be unreasonably withheld) and appointed by the Tenant PROVIDED THAT the Tenant shall appoint a contractor nominated by the Landlord to carry out the installation of the sprinklers in the **PREMISES**. Any such contractor, architect or engineer so approved or nominated by the Landlord is not and shall not be deemed to be the agent or servant of the Landlord and the Landlord shall not be responsible for any loss or damage caused by the act, omission and/or default of any such contractor, architect or engineer or their servants or agents.

3.8 The Tenant undertakes, at its own cost and expense, to:-

3.8:1 remove all waste and debris from the **OFFICE TOWER** to such place as may be designated by the Landlord; and

3.8:2 make good and restore to its original condition any damage to the **PREMISES**, the **OFFICE TOWER** or **SUNTEC CITY** caused by the Tenant, its servants, agents or contractors

immediately upon completion of the **FITTING-OUT WORKS.**

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3.9 If on completion of the **FITTING-OUT WORKS,** the Tenant fails to remove all waste and debris to such place as may be designated by the Landlord and/or fails to make good to the **reasonable** satisfaction of the Landlord all damage if any to the **PREMISES**, the **OFFICE TOWER** or **SUNTEC CITY** resulting from the execution of the **FITTING-OUT WORKS**, the Landlord may effect such remedial works as it deems necessary and the Tenant shall reimburse the Landlord forthwith on demand all costs and expenses incurred thereby without prejudice to the rights of the Landlord to set off such costs and expenses from the **FITTING-OUT DEPOSIT**.

3.10 The **FITTING-OUT DEPOSIT** shall be repaid to the Tenant within one (1) month from the completion of the **FITTING-OUT WORKS** without interest less any amount set-off as aforesaid, if any.

3.11 Without prejudice to Clause 21, the Landlord, its servants or agents, may at any time during the **FITTING-OUT PERIOD** enter the **PREMISES** for any of the following purposes:-

3.11:1 to inspect and ascertain whether the **FITTING-OUT WORKS** are carried out in accordance with the **FITTING-OUT PLANS**; and

3.11:2 for any other reasonable purpose or reason.

3.12 The Tenant shall, immediately upon receiving any written notice from the Landlord stating that the **FITTING-OUT WORKS** are not in accordance with the **FITTING-OUT PLANS** or have not been carried out in accordance with the rules and regulations referred to in Clause 1.8, carry out all necessary remedial and/or rectification works to ensure compliance with the **FITTING-OUT PLANS** and/or the rules and regulations to the Landlord's **reasonable** satisfaction at the Tenant's own costs and expense. Such remedial and/or rectification works shall not be a ground to extend the **FITTING-OUT PERIOD** or delay the commencement of the **TERM**.

3.13 During the **FITTING-OUT PERIOD** the Tenant shall not in any way prevent or obstruct the Landlord, its contractors, agents and/or servants from carrying out and completing the work of the Landlord in the **PREMISES**, the **OFFICE TOWER** or **SUNTEC CITY**.

3.14 The Tenant shall indemnify and keep the Landlord indemnified against all claims, demands or proceedings arising out of or incidental to the execution of the **FITTING-OUT WORKS** which may arise from the error, act, omission, default, misconduct or negligence of the Tenant, its servants, agents, contractors or employees.

3.15 Without prejudice to the Landlord's rights under Clause 26, if the Tenant fails to

3.15:1 observe and perform the Tenant's obligations in the tenant's manual, clients' services manual and/or the rules and regulations referred to in Clause 1.8 and if the breach is capable of remedy, it is not remedied within seven (7) days or such period of time as is reasonable;

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3.15:2 carry out and complete the **FITTING-OUT WORKS** within the **FITTING-OUT PERIOD** and/or in accordance with the **FITTING-OUT PLANS**,

the Landlord shall have the right to terminate this Lease whereupon the **FITTING-OUT DEPOSIT** and the **DEPOSIT** shall be forfeited to the Landlord and the Tenant's interest in and rights in relation to this Lease and the **PREMISES** shall cease and determine but the Landlord shall retain all rights and remedies against the Tenant for any antecedent breach, non-observance or non-performance by the Tenant of its obligations under the Lease.

4. DEMISE OF PREMISES

Subject to the provisions of this Lease, the Landlord hereby demises to the Tenant the **PREMISES** Together with the rights specified in the First Schedule but Excepting and Reserving to the Landlord the rights specified in the Second Schedule to Hold the **PREMISES** unto the Tenant for the **TERM** Subject to all rights easements privileges restrictions covenants and stipulations of whatever nature affecting the **PREMISES** Yielding and Paying to the Landlord during the **TERM** the **RENT, SERVICE CHARGE**, **PROPERTY TAX** pursuant to Clause 10 and such other money(s) (if any) as are required to be paid under the provisions of this Lease.

5. DEPOSIT

5.1 On or before the commencement of the **TERM,** the Tenant shall pay to the Landlord the **DEPOSIT.**

5.2 The **DEPOSIT** shall be held by the Landlord as security for the due performance and observance by the Tenant of all the covenants and provisions contained in this Lease and subject to any application, deduction or forfeiture under the provisions of this Lease (or to provision for such reasonable contingencies as the Landlord shall consider reasonable) shall be refunded to the Tenant without interest within sixty (60) days after the expiration or sooner determination of this Lease and surrender of the **PREMISES** to the Landlord in accordance with Clause 31.

5.3 If the Tenant shall commit a breach of any of the provisions of this Lease, the Landlord shall be entitled but not obliged to apply the **DEPOSIT** or any part thereof in or towards payment of money(s) outstanding or making good any breach by the Tenant or to deduct from the **DEPOSIT** the loss or expense to the Landlord occasioned by such breach but without prejudice to any other remedy to which the Landlord may be entitled. If any part of the **DEPOSIT** shall be applied or deducted by the Landlord in accordance herewith, the Tenant shall on written demand by the Landlord forthwith deposit with the Landlord the amount so applied or deducted so that the **DEPOSIT** shall always be maintained at the equivalent of three (3) months' **RENT** and three (3) months' **SERVICE CHARGE**. No part of the **DEPOSIT** shall without the consent of the Landlord be set-off by the Tenant against any **RENT**, **SERVICE CHARGE, PROPERTY TAX** or other sums owing to the Landlord.

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5.4 In the event of this Lease being terminated by the Landlord in accordance with the provisions of this Lease (save for termination of this Lease by the Landlord or the Tenant under Clause 30.4 and provided the damage is not caused by the Tenant), the **DEPOSIT** may at the absolute discretion of the Landlord be forfeited to the Landlord without prejudice to any other remedy which the Landlord may be entitled to in law and/or under the provisions of this Lease.

5.5 The **DEPOSIT** shall at all times represent three (3) months' **RENT** and three (3) months' **SERVICE CHARGE** and the **DEPOSIT** shall be increased or decreased upon an increase or decrease of the **RENT** and/or the **SERVICE CHARGE** and payment shall be made accordingly by the Tenant to the Landlord or vice versa without demand within fourteen (14) days of written notice by the Landlord to the Tenant of any revision of **RENT** and/or **SERVICE CHARGE**.

6. RENT

6.1 During the **TERM**, the Tenant shall pay to the Landlord the monthly **RENT** in advance of Dollars Fifteen Thousand Seven Hundred And Forty Three ($15,743.00) being **RENT** calculated at the rate of $48.44 per square metre on the **FLOOR AREA** of the **PREMISES** for the period from 1 January 2007 to 31 December 2009 inclusive on the 1st of each **MONTH** and proportionately for any period of less than a **MONTH**, the first of such payment to be made on or before the first day of the **TERM**.

6.2 Except as otherwise provided in this Lease, the **RENT** payable by the Tenant to the Landlord during the **TERM** shall be paid without any abatement by reason of any claim by the Tenant against the Landlord whether for non-performance or breach of the Landlord's obligation hereunder or otherwise.

7. SERVICE CHARGE

7.1 The Tenant shall during the **TERM** pay to the Landlord the monthly **SERVICE CHARGE** of Dollars Three Thousand Four Hundred And Ninety Seven ($3,497.00) in advance on the 1st of each **MONTH** and proportionately for any period of less than a **MONTH**, the first of such payment to be made on or before the first day of the **TERM**.

7.2 If there is any increase in the **APPORTIONED OUTGOINGS**, the Landlord shall be entitled to increase the **SERVICE CHARGE** upon written notice given to the Tenant and the Tenant shall be liable to pay the said increase in the **SERVICE CHARGE**. A statement by the Landlord certifying the amount of the increase in **APPORTIONED OUTGOINGS** and the effective date of such increase accompanied by a certificate from a firm of public accountants appointed by the Landlord verifying the said statement shall be accepted by the Tenant as conclusive and binding of the matters so certified save in the case of manifest error.

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7.3 The increase in **SERVICE CHARGE** shall be payable with effect from the date specified in the said statement as the effective date of the increase in the **APPORTIONED OUTGOINGS**. If the increase in **SERVICE CHARGE** is due and payable from a date prior to the issuance of the said statement, the aggregate amount of such increase in **SERVICE CHARGE** shall be payable by the Tenant within thirty (30) days from the issuance of the said statement. Any increase in **SERVICE CHARGE** for the period after the issuance of the said statement shall be added to the prevailing **SERVICE CHARGE** and the aggregate thereof shall be and remain the **SERVICE CHARGE** payable by the Tenant until further increase, if any, under this clause.

7.4 The Tenant shall have no claim for any refund of the **SERVICE CHARGE** or any part thereof.

8. GOODS AND SERVICES TAX

8.1 The **RENT** and **SERVICE CHARGE** and other sums expressed to be payable by the Tenant under this Lease shall be exclusive of **GOODS AND SERVICES TAX** and the Tenant shall pay the **GOODS AND SERVICES TAX** in the manner and within the period prescribed in accordance with the applicable laws and regulations as notified by the Landlord.

8.2 If the Landlord (or any person on its behalf) is required by law to make any deduction or withholding or to make any payment on account of the **GOODS AND SERVICES TAX** under this Lease:-

(a) the Tenant shall pay the **GOODS AND SERVICES TAX** on receipt of written notice from the Landlord, such payment to be made (if the liability to pay is imposed on the Tenant) for its own account or (if that liability is imposed on the Landlord) on behalf of and in the name of the Landlord and without prejudice to the foregoing, if the law requires the Landlord to collect and to account for the **GOODS AND SERVICES TAX**, the Tenant shall pay the **GOODS AND SERVICES TAX** to the Landlord on receipt of written notice from the Landlord; and

(b) the sum payable by the Tenant in respect of which the relevant deduction, withholding or payment is required on account of the **GOODS AND SERVICES TAX**, shall be increased to the extent necessary to ensure that after the making of that deduction, withholding or payment, the Landlord receives on due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment been required or made.

9. INSURANCE AND INDEMNITY

9.1 The Tenant shall at its own cost and expense at all times during the **TERM** and for so long thereafter as the Tenant shall continue to be in possession or occupation of

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the **PREMISES** take out and keep in force the insurance policies as follows:-

(a) in the joint names of the Landlord and the Tenant insurance against all risks and damage to the furniture, plate and tempered glass, fixtures and fittings of the **PREMISES** and all parts thereof which the Tenant is obliged to keep in repair under the provisions of this Lease in an amount not less than Dollars Six Hundred ($600.00) per square metre of the **FLOOR AREA** of the **PREMISES**.

(b) in the joint names of the Landlord and the Tenant comprehensive general liability insurance against claims for personal injury, death or property damage or loss arising out of all operations of the Tenant on or from the **PREMISES** in an amount of not less than Dollars Two Million ($2,000,000.00) in respect of any one occurrence.

(c) in the name of the Tenant insurance against all risks and damage in respect of the Tenant's property and equipment for the replacement value thereof and the Tenant agrees and undertakes that upon receipt of any payment under this sub-clause the Tenant will utilise such payment solely for the purpose of replacing the Tenant's damaged property or equipment with property and equipment of equivalent or better value and quality to that for which the insurance money(s) were paid.

9.2 The Tenant shall indemnify and keep indemnified the Landlord from and against:-

(a) all claims, demands, writs, summonses, actions, suits, proceedings, judgments, orders, decrees, damages, costs, losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the **PREMISES** or the use of the **PREMISES** or any part thereof by the Tenant or by any of the Tenant's agents, employees, contractors, visitors, subtenants or licensees; and

(b) all loss and damage to the **PREMISES** and any part of **SUNTEC CITY** and to all property therein caused whether directly or indirectly by the Tenant or the Tenant's agents, employees, contractors or visitors and in particular but without limiting the generality of the foregoing caused whether directly or indirectly by the use or misuse, waste or abuse of water, fire or electricity or faulty fittings or fixtures of the Tenant.

9.3 The Tenant shall not bring into the **PREMISES** or **SUNTEC CITY** or do or suffer to be done or allow any act, matter or thing upon the **PREMISES** or **SUNTEC CITY** or keep anything therein which may directly or indirectly:-

(a) increase the premium of any insurance maintained by the Landlord on the **OFFICE TOWER** or any part thereof or any property therein; or

(b) vitiate or render void or voidable or be contrary to the terms of any insurance policy in respect of the **PREMISES** and/or the **OFFICE TOWER** or any part thereof or any property therein;

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(c) be contrary to the regulations of any public authority or the provisions of any statute.

9.4 The Tenant will from time to time as and when required by notice from the Landlord pay to the Landlord all sums paid by the Landlord by way of increased premium and all reasonable expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by a breach or non-observance of Clause 9.3.

9.5 (a) All terms and conditions of policies of insurance required to be effected by the Tenant hereunder shall be approved by the Landlord and taken out with an insurance company approved by the Landlord (such approval not to be unreasonably withheld) and copies of such policies of insurance shall be produced and lodged with the Landlord by the Tenant without demand within thirty (30) days of the commencement of the **TERM** and from time to time thereafter upon the renewal of the policies.

(b) All policies of insurance required to be effected by the Tenant hereunder shall include the following clause:-

"Each of the parties comprising the Insured shall for the purpose of this Section be considered as a separate and distinct unit and the words "the Insured" shall be considered as applying to each party in the same manner as if a separate policy had been issued to each of the said parties and the Insurer(s) hereby agree to waive all rights of subrogation or action which they may have or acquire against any of the aforesaid parties arising out of any accident in respect of which any claim is made hereunder provided nevertheless that nothing in this Clause shall be deemed to increase the Limit of Indemnity in respect of any one occurrence or series of occurrences in the Schedule."

9.6 The Tenant shall on written demand at any time by the Landlord produce forthwith to the Landlord any policy of insurance which the Tenant is required to effect hereunder and the receipt for the last premium payable in respect of such policy.

9.7 Nothing in this clause shall render the Landlord liable for the correctness or adequacy of any such policies or for ensuring that they comply with all relevant legislation pertaining to such insurance.

10. PROPERTY TAX

10.1 **PROPERTY TAX** on the **PREMISES** shall be paid as follows:-

(a) The Landlord shall for the duration of the **TERM** pay **PROPERTY TAX** on the **PREMISES** but such payment by the Landlord in respect of the **PREMISES** shall not exceed **PROPERTY TAX** calculated (i) on the basis of an annual value equivalent to the annual **RENT** payable under this Lease; (ii) at the property tax rate applicable as at the date of commencement of the **TERM**.

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(b) In the event that any additional **PROPERTY TAX** is payable for the excess of the annual value (whether on the first assessment by the relevant government authority or as increased from time to time whether retrospective or otherwise) over the annual **RENT** as aforesaid, and/or an increase in the property tax rate above the rate applicable as at the date of commencement of the **TERM**, it shall be borne by the Tenant and paid to the Landlord on demand.

10.2 Where **PROPERTY TAX** is not separately assessed on the **PREMISES** the **PROPERTY TAX** on the **PREMISES** shall be determined by reference to the proportion which the **FLOOR AREA** of the **PREMISES** bears to the **LETTABLE AREA** of the **OFFICE TOWER**.

10.3 Objection to any assessment of annual value or imposition of **PROPERTY TAX** on the **PREMISES** during the **TERM** may be made only by the Landlord at its absolute discretion.

10.4 If the Landlord shall decide not to object to the assessment of the annual value or imposition of **PROPERTY TAX** for any period the Landlord may but shall not be obliged to permit the Tenant to object to such assessment or imposition in the name of the Landlord at the Tenant's cost and expense in respect thereof.

10.5 The obligations of the Tenant hereunder shall not be extinguished by the determination of the **TERM** whether by effluxion of time or otherwise but shall continue until the obligations herein shall have been fulfilled by the Tenant.

11. CONDUCT OF TENANT'S BUSINESS

11.1 The Tenant shall use the **PREMISES** solely as an office and the Tenant shall not in any way deviate therefrom or permit the **PREMISES** to be used for any purpose other than as an office without the prior consent of the Landlord.

11.2 Without limiting the generality of Clause 11.1 the Tenant shall not use the **PREMISES** for:-

(a) a private auction or a "going out of business" or bankruptcy sale or auction;

(b) any wholesale merchandising or retailing business;

(c) an operation in any line of business which makes a practice of unethical or deceptive advertising or selling procedures or which because of the business methods likely to be used, would in the reasonable opinion of the Landlord tend to lower the character of **SUNTEC CITY**;

(d) provision of sleeping apartments or, lodging rooms; or

(e) an unlawful purpose.

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11.3 The Tenant shall immediately upon the written request of the Landlord discontinue any business practice of the Tenant which may harm the business or reputation of the Landlord and/or **SUNTEC CITY**, or which may confuse, mislead or deceive the public.

12. <u>BUSINESS NAME</u>

12.1 The Tenant shall inform the Landlord from time to time of any change in the Tenant's business name.

12.2 The Tenant shall not without the prior consent of the Landlord use the name of the **OFFICE TOWER**, the words "**SUNTEC**", "**SUNTEC CITY**", "**SUNTEC REIT**", "**Singapore International Convention & Exhibition Centre**", "**SSICEC**", "**SICEC**" or any derivative name sounding similar thereto as part of its trade or business name.

12.3 The Tenant shall not use a trade mark or service mark which includes the name of the **OFFICE TOWER**, the words "**SUNTEC**", "**SUNTEC CITY**", "**SUNTEC REIT**", "**Singapore International Convention & Exhibition Centre**", "**SSICEC**", "**SICEC**" or any derivative name sounding similar thereto for any purpose without the Landlord's prior consent.

12.4 In the event the Landlord gives its consent for the use of the said name or names, word or words mentioned in this clause, the Landlord may impose such terms and conditions as it may deem fit including payment by the Tenant of a fee and all costs and expenses incurred by the Landlord in giving its consent.

12.5 The Tenant shall on the expiration of the Lease or earlier as directed by the Landlord remove and cease to use (where applicable) the name of the **OFFICE TOWER**, the words "**SUNTEC**", "**SUNTEC CITY**", "**SUNTEC REIT**", "**Singapore International Convention & Exhibition Centre**", "**SSICEC**" or "**SICEC**" or any derivative name sounding similar thereto as part of its name, trade mark or service mark and shall lodge the appropriate notice of such change with the Accounting and Corporate Regulatory Authority.

13. <u>PAYMENTS</u>

13.1 The Tenant shall pay to the Landlord promptly (time being of the essence) as and when due without demand deduction or set off all payments required to be made by the Tenant to the Landlord under the provisions of this Lease.

13.2 Unless otherwise agreed to in writing by the Landlord any payment due and payable by the Tenant to the Landlord under the provisions of this Lease shall be made to the Landlord or to such other account as may be directed by the Landlord provided that where payment is made by crossed cheque, payment shall be deemed to have been duly made only when the cheque is cleared.

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13.3 If any money(s) payable by the Tenant to the Landlord under the provisions of this Lease shall become due and remain unpaid, without prejudice to the Landlord's right of re-entry under Clause 26 herein, the Tenant shall pay to the Landlord interest on such overdue sum at a rate of four per cent (4%) over the prime lending rate of United Overseas Bank Limited calculated on daily basis from the date on which such money(s) fall due for payment to the date when such money(s) are paid to the Landlord.

13.4 The Landlord may distrain for any money(s) payable under this Lease as though such money(s) were rent.

13.5 Where any money(s) payable by the Tenant to the Landlord under the provisions of this Lease is to be determined by reference to the **FLOOR AREA** there shall be an adjustment (if necessary) to such money(s) upon the certification of the **FLOOR AREA** by the Landlord's architects or surveyors. The money(s) payable by the Tenant shall be calculated on the **FLOOR AREA** as certified.

13.6 The adjustment under Clause 13.5 shall take effect from the commencement of the **TERM** and any money(s) found due from one party to the other pursuant to such adjustment shall be paid on written demand free of interest and any difference between the estimated **FLOOR AREA** and the **FLOOR AREA** as certified by the Landlord's architects or surveyors shall not entitle the Tenant to rescind this Lease.

13.7 Where any money(s) payable by the Tenant to the Landlord under the provisions of this Lease shall become due and remain unpaid, the Landlord may (but shall not be obliged to) without prior notice to the Tenant apply any money(s) held by the Landlord for the account of the Tenant in or towards satisfaction of any such money(s).

13.8 In consideration of the Landlord agreeing not to withhold acceptance of the **RENT** or any part thereof (so that interest on the outstanding **RENT** does not run) when there is a breach of covenant on the Tenant's part at the time the Tenant tenders payment of the **RENT** or part thereof to the Landlord, the Tenant hereby agrees acknowledges and declares that the Landlord's acceptance of **RENT** or part thereof shall not affect, prejudice or diminish in any way the Landlord's rights against the Tenant for such breach, including the Landlord's right to terminate the Lease. In this regard, the Tenant hereby expressly waives its rights at law or in equity (if any) where such acceptance of the **RENT** or part thereof by the Landlord has affected, prejudiced or diminished the Landlord's rights against the Tenant for such breach.

14. <u>CHARGES FOR ELECTRICITY WATER, ETC</u>

14.1 The Tenant shall pay for all water, gas, electricity and telecommunications charges supplied to the **PREMISES**.

14.2 The Tenant shall cause to be installed, at the expense of the Tenant, separate water, gas and electricity meters to measure the consumption thereof by the Tenant.

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14.3 In the event of the water, gas, electricity and telephone charges not being supplied and metered separately to the **PREMISES** the Tenant shall pay to the Landlord a proportionate part of the cost thereof.

14.4 The cost to be paid by the Tenant under Clause 14.3 shall be calculated by the Landlord and notified to the Tenant by a statement in writing, such statement to be conclusive as to the amount thereof save in the case of manifest error.

14.5 The Tenant shall also pay or reimburse the Landlord for all taxes or impositions levied or imposed from time to time on the services supplied to the **PREMISES** (or, if not levied or imposed separately in respect of the **PREMISES**, then a proportionate part of such taxes or impositions) and any increases therein.

14.6 In the event the Landlord decides to bulk purchase electricity from a particular supplier, or for a change of supplier from time to time, the Tenant shall accept the Landlord's choice of supplier or change of supplier and shall, if required by the Landlord, join in the Landlord's application for such purchase.

15. TENANT'S SIGNS, DISPLAYS AND ADVERTISING

15.1 The Tenant shall not:-

(a) install any lighting, plumbing, fixture, shade, awning, canopy, aerial, flag pole or other projection, or paint, or decorate the exterior of the **PREMISES** without the Landlord's prior consent;

(b) erect or install any sign, notice, advertising media, lettering or placard on the exterior of the **PREMISES** save for the name of the Tenant sign written on the entrance door of the **PREMISES** which sign shall first be approved by the Landlord, such approval not to be unreasonably withheld or the interior of the **PREMISES** which may be visible from the exterior of the **OFFICE TOWER** without the Landlord's prior written consent;

(c) sell, keep or display any goods on, or otherwise obstruct, the **OFFICE TOWER COMMON AREA AND FACILITIES**, or the pavements adjacent to the **PREMISES**;

(d) tout, canvass, peddle or solicit business or distribute hand-bills or other written materials or advertising matter in the **OFFICE TOWER** or **SUNTEC CITY**;

(e) fail to maintain the entrances and signs in a neat and clean condition; and

(f) use any advertising or other media objectionable to the Landlord or other tenants such as loudspeakers, phonographs or radio broadcasts that can be heard outside the **PREMISES**.

15.2 Upon written request of the Landlord, the Tenant shall immediately remove anything it may have done in contravention of Clause 15.1.

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15.3 If the Tenant shall fail to comply with the Landlord's written request under Clause 15.2, the Landlord may in addition to any other remedy available to it enter upon the **PREMISES** and do such acts and things as may be required to remedy such breach at the Tenant's expense without being liable to the Tenant for loss.

16. CHANGE IN CONSTITUTION OF THE TENANT

16.1 The Tenant shall promptly notify the Landlord of any change in the proprietorship partnership or ownership of the shares of the Tenant, which results in a change in the control of the Tenant or the effective voting rights of the person or persons holding control, for the duration of this Lease.

16.2 A change in the proprietorship, partnership, ownership or control or effective voting rights of the Tenant (save in the case of an amalgamation or reconstruction of the Tenant) shall be deemed to be an assignment of this Lease to which Clause 23 applies and the Landlord may, unless the Landlord has given its prior consent to such change, terminate this Lease within sixty (60) days after the Landlord receives notice of such change.

16.3 The Tenant shall upon request furnish to the Landlord or its lawful representatives a certificate by its director or company secretary certifying that there has or has not been a change of control of the Tenant.

16.4 The provisions of this clause shall not apply to a tenant whose shares are listed on any stock exchange.

17. PARKING

The Tenant shall comply with all rules and regulations, including fees for the parking of vehicles, imposed from time to time by the Landlord and/or the **MANAGEMENT CORPORATION** on the management and operation of the car parks within **SUNTEC CITY**.

18. ALTERATIONS IMPROVEMENTS AND REPAIRS

18.1 The Tenant shall not without the prior consent of the Landlord (such consent not to be unreasonably withheld) cut, drill into, nail or make any renovation, alteration, addition or restoration to the interior and/or exterior of the **PREMISES** or any part thereof (including the fixtures, installations or improvements therein) or interfere with the electrical wiring or electrical installation or otherwise interfere with the unrestricted use and benefit of the air-conditioning system by other tenants or occupiers of the **OFFICE TOWER** or construct any erection or install any fixture therein or carry out any decoration or other works thereto.

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18.2 The Tenant shall prepare all plans, designs and specifications required for any work under Clause 18.1 in accordance with the design criteria prescribed by the Landlord from time to time and shall submit such plans, designs and specifications to the Landlord for approval, such approval not to be unreasonably withheld.

18.3 The Tenant shall pay to the Landlord and/or the Landlord's consultants all reasonable costs and fees incurred and/or charged by the Landlord and the Landlord's consultants for approving the plans designs and specifications submitted by the Tenant under Clause 18.2.

18.4 All planning and other consents required by any statute, rule, order, regulation or bye-law for any work intended to be done by the Tenant to the **PREMISES** shall be applied for and obtained by the Tenant at the Tenant's cost and expense.

18.5 The Tenant shall appoint a contractor nominated by the Landlord to carry out the installation of the sprinklers in the **PREMISES**. All other works shall be carried out by a contractor duly approved by the Landlord (such approval not to be unreasonably withheld) and appointed by the Tenant.

18.6 All works intended to be done by the Tenant to the **PREMISES** approved by the Landlord shall be carried out by the Tenant with such materials as shall be approved by the Landlord, such approval not to be unreasonably withheld.

18.7 The cost and expense of all works to be done by the Tenant to the **PREMISES** including the fees for all plans and consents of all consultants and relevant authorities shall be borne by the Tenant.

19. TENANT'S COVENANTS

19.1 The Tenant hereby covenants with the Landlord that the Tenant shall observe the agreements and obligations in this Lease and the covenants set out in the Third Schedule.

19.2 The Tenant shall upon the written request of the Landlord immediately rectify anything it may have done in contravention of the agreements and obligations in this Lease and the covenants set out in the Third Schedule.

19.3 If the Tenant shall fail to comply with the Landlord's written request under Clause 19.2, the Landlord may in addition to any other remedy available to it enter upon the **PREMISES** and do such acts and things as may be required to remedy such breach at the Tenant's expense without being liable to the Tenant for loss.

20. LANDLORD'S COVENANTS

The Landlord hereby covenants with the Tenant that the Landlord shall observe the covenants set out in the Fourth Schedule.

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21. ENTRY OF LANDLORD INTO PREMISES

21.1 The Landlord, its servants or agents shall, upon giving at least one (1) day's written notice to the Tenant have the right to enter the **PREMISES** for the undermentioned purposes:-

(a) To examine the **PREMISES** and to make such decoration, repair, alteration, improvement and/or addition thereto as the Landlord may deem reasonably necessary or desirable.

(b) To install gas, water, air-conditioning ducts, pipes and conduits of electricity, telephone and telex wires in, over, through or under the **PREMISES** to service the **PREMISES** or elsewhere.

(c) To shore the foundations footings and walls thereof, and to erect scaffolding and protective barricades around and about the **PREMISES** (but not so as to preclude entry thereto) and to do any act or thing necessary for the safety or preservation of the **PREMISES**, the **OFFICE TOWER** and/or **SUNTEC CITY** if any excavation or other building construction shall be about to be made or shall be made:-

(i) on any part of **SUNTEC CITY**; or

(ii) on any property adjoining the **PREMISES**; or

(iii) by any government or relevant authority.

(d) To view the **PREMISES**, both with and without prospective purchasers or tenants, for the purpose of marketing the **PREMISES**.

21.2 The Tenant's obligations under this Lease shall not be affected by any of the works specified in Clause 21.1(c) and the Landlord shall not be liable for any inconvenience, disturbance, loss of business or any other nuisance arising from such works.

21.3 The Tenant shall permit the Landlord free access into the **PREMISES** at all times in case of emergency.

22. LANDLORD'S RIGHTS

22.1 The Landlord may in the event of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Landlord's reasonable opinion prevent access to the **OFFICE TOWER** or any part thereof including closing the entrances thereto during the continuance of such invasion, mob, riot, public excitement or other circumstances and for so long and in such manner as the Landlord deems necessary or appropriate.

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22.2 The Landlord shall have the right at any time upon prior notice being given to the Tenant to change the arrangement, character, use and/or location of entrances, passageways, doors, doorways, partitions, corridors, landings, staircases, lobbies, lifts, escalators, toilets, landscaping, **COMMON AREA**, any services, apparatus and other common facilities serving the **OFFICE TOWER**, to increase the total floor area approved for commercial use within **SUNTEC CITY**, or enlarge, vary or reduce the size of **SUNTEC CITY**, whether or not such alteration shall affect the **FLOOR AREA**, configuration, location of, access and entrances to the **PREMISES** and to change the unit number of the **PREMISES**, the name, number or designation by which **SUNTEC CITY** and/or the **OFFICE TOWER** is known. Any change and/or alteration effected by the Landlord under this sub-Clause shall not constitute an actual or constructive eviction of the Tenant nor shall the Landlord incur any liability whatsoever and howsoever arising to the Tenant as a result of such change and/or alteration. Provided that in carrying out such changes or alterations, the Landlord shall use its best endeavours not to adversely and materially affect the Tenant's use and occupation of the **PREMISES**.

22.3 Nothing in this Lease shall confer on the Tenant any right to enforce any covenant or agreement relating to other portions of the **OFFICE TOWER** or **SUNTEC CITY** demised by the Landlord to others or to limit or affect the right of the Landlord to deal with any such other premises and impose and vary such terms and conditions in respect thereof in any manner as the Landlord may think fit.

22.4 Notwithstanding anything contained in this Lease, the Landlord shall have the right at all times to refuse access to the **OFFICE TOWER** or otherwise control such access in respect of any person whose presence in the **OFFICE TOWER** might in the reasonable opinion of the Landlord be prejudicial to the safety, character, reputation or interests of the **OFFICE TOWER** and its tenants.

22.5 On each and every occasion that the Tenant omits or neglects to pay any money(s) which the Tenant has covenanted to pay under this Lease other than the **RENT** and/or **SERVICE CHARGE** or to do or effect anything which the Tenant has covenanted to do or effect under this Lease:-

(a) The Landlord may serve upon the Tenant notice in writing requiring the Tenant to pay such money(s) and/or perform such obligation within a time to be specified by the Landlord at its absolute discretion.

(b) If the Tenant shall fail to comply with the said notice at the expiration thereof the Landlord shall have the right but not the obligation to pay such money(s) and/or perform such obligation on behalf of the Tenant including, if necessary, engaging architects, contractors, workmen and/or agents to do or effect anything mentioned in the said notice.

(c) For the purpose of Clause 22.5(b) the Landlord and its appointed architects, contractors, workmen and agents may upon prior notice enter upon the whole or any part of the **PREMISES** and there remain for the purpose of doing or effecting the matters mentioned in the said notice until the completion of the works (if any) referred to therein.

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(d) All costs and expenses paid or incurred by the Landlord resulting from the failure of the Tenant to comply with the said notice shall be forthwith paid by the Tenant to the Landlord within seven (7) days of the Tenant's receipt of the Landlord's written demand.

(e) Anything done by the Landlord pursuant to the provisions of this Clause 22.5 shall be without prejudice to any other right and power of the Landlord in this Lease and shall not constitute a waiver or release of the Tenant from its obligations hereunder.

22.6 The Landlord shall not be prejudiced by or be responsible to the Tenant for the non-observance or breach of any lease by another tenant in the **OFFICE TOWER**.

22.7 The Landlord shall use reasonable efforts to ensure that any work done by it under Clauses 22.2 and 22.5 shall be done promptly and in accordance with acceptable construction practice so as to cause as little inconvenience, annoyance and disturbance to the Tenant as possible.

22.8 The Landlord shall be allowed to take all necessary materials into and upon the **PREMISES** as may be required therefor without same constituting an eviction of the Tenant in whole or in part, and the **RENT** and other charges reserved herein shall in no way be abated while the said works are being carried out.

23. ASSIGNMENT AND SUBLETTING

The Tenant shall not:-

(a) transfer, assign, sublet, mortgage or encumber the lease of the **PREMISES** or part thereof; or

(b) grant any licence affecting the **PREMISES** in whole or in part and shall not share or permit the occupation, use or possession of all or part of the **PREMISES** by any person or persons not being a party to this Lease irrespective of whether any rent, or other consideration is given for such use or possession.

24. OPTION TO RENEW

24.1 The Landlord shall, at the written request of the Tenant made not earlier than ten (10) months and not later than eight (8) months before the expiration of the **TERM** and at the Tenant's cost and expense, grant the Tenant a further term of three (3) years in respect of the **PREMISES** at revised rents to be agreed between the Landlord and the Tenant and containing such terms, conditions stipulations, obligations, covenants and agreements to be mutually agreed but in any event excluding this Clause.

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24.2 (a) The Landlord and the Tenant shall negotiate on and in writing agree to the revised rents and the other terms and conditions for the further term not later than six (6) months before the expiration of the **TERM** (time being of the essence) in order to give effect to a binding agreement for a lease for the further term, PROVIDED ALWAYS that, if between the time of such request and before the Landlord and the Tenant shall have agreed to the revised rents and the other terms and conditions for the further term, there shall be any breach or non-observance of any of the terms, conditions, stipulations, obligations, covenants and agreements contained in this Lease on the part of the Tenant, the Landlord shall be entitled at its discretion, to call off negotiations with the Tenant on the terms and conditions for and refuse to grant the said further term or to grant same with such further terms and conditions as it deems fit with regard to such breach or non-observance, but in any case, the Tenant shall not be relieved of its obligations to make good such breach or non-observance.

(b) For avoidance of doubt, it is hereby declared that in the event, for any reason whatsoever, the Landlord and the Tenant shall not have in writing agreed to the revised rents and the other terms and conditions for the further term not later than six (6) months before the expiration of the **TERM** (time being of the essence), the Landlord shall no longer be under any obligation to grant to the Tenant a further term and the Landlord shall immediately thereafter be at liberty to deal with the **PREMISES** as the Landlord shall see fit without reference to the Tenant.

24.3 (a) The lease (in duplicate) for the further term shall be signed by the Tenant and returned to the Landlord's solicitors not later than one (1) month of receipt by the Tenant or the Tenant's solicitors of the engrossed lease (in duplicate) from the Landlord's solicitors.

(b) In the event that the Tenant shall be in breach of or otherwise fail to comply with any of the provisions of Clause 24.3(a) notwithstanding prior notice in writing of not less than seven (7) days having been given to the Tenant to remedy such breach, the Tenant shall be deemed to have committed a breach under Clause 26 of the lease for the renewed term.

(c) For avoidance of doubt, it is hereby declared that any such breach shall not relieve the Tenant of any of its obligations under the lease for the renewed term.

25. <u>HOLDING OVER</u>

25.1 If the Tenant holds over by continuing to occupy the **PREMISES** beyond the expiration of the **TERM** without the Landlord's written permission, the Tenant shall without prejudice to the rights of the Landlord in law or under this Lease, pay to the Landlord monthly **RENT** and **SERVICE CHARGE** calculated at double the last prevailing **RENT** and **SERVICE CHARGE** payable by the Tenant to the Landlord under this Lease or, at the Landlord's discretion, the prevailing market rent for the

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PREMISES and such service charges as the Landlord may determine. For removal of doubt, it is hereby understood that there shall be no renewal of this Lease by operation of law.

25.2 During the period of holding over all provisions of this Lease shall be and remain in full force and effect. The inclusion of this sub-Clause shall not be construed as the Landlord's consent for the Tenant to hold over.

26. DEFAULT AND TERMINATION

26.1 Upon occurrence of any of the undermentioned events the Landlord may upon prior notice being given to the Tenant and without prejudice to any other right accrued or accruing to it under the terms of this Lease or at law re-enter the **PREMISES** or any part thereof in the name of the whole whereupon the **TERM** shall absolutely determine:-

(a) If the **RENTS** or any part thereof shall be unpaid whether formally demanded or not within fourteen (14) days after the date on which payment is due.

(b) If the Tenant shall commit a breach of any of the covenants, stipulations or agreements herein contained on the part of the Tenant to be observed or performed and shall have failed to remedy the breach notwithstanding prior notice had been given to the Tenant to remedy such breach.

(c) If the Tenant being a company shall go into liquidation whether voluntarily (save for the purpose of amalgamation or reconstruction) or compulsorily or a receiver shall be appointed of any of its undertaking, property or assets, or the Tenant being an individual shall have a receiving order made against him or be adjudicated a bankrupt or if the Tenant shall make any arrangement with creditors for liquidation of the Tenant's debts by composition or otherwise or suffer any distress or execution to be levied on the **PREMISES** or the contents thereof.

26.2 The Landlord shall not be liable or responsible for any loss of or damage to the Tenant's fixtures, furnishings, equipment or other belongings whatsoever and howsoever caused by or arising from the Landlord's re-entry of the **PREMISES** and its possession thereof after such re-entry.

27. EXCLUSION OF LANDLORD'S LIABILITY

27.1 The Landlord and its officers, servants, employees or agents shall not be liable or in any way responsible:-

(a) for any damage to property (whether belonging to the Tenant or to others) entrusted to the Landlord's officers, servants, employees or agents in the **OFFICE TOWER** or **SUNTEC CITY**;

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(b) for any injury or damage to persons or property or any consequential loss resulting from short circuit of electrical wiring, explosion, falling plaster, steam, gas, electricity, water sprinkler, rain, plumbing or other pipe and sewerage system, leaks from any part of the **OFFICE TOWER** or **SUNTEC CITY**, the roof, street, sub-surface or any other place, dampness, or any appurtenances being out of repair unless caused by the wilful misconduct of the Landlord or its officers, servants, employees or agents;

(c) for any damage caused by other tenants or persons in the **OFFICE TOWER** or **SUNTEC CITY** or by buildings or other operations in the neighbourhood;

(d) to pay compensation to the Tenant nor shall the **RENT** or **SERVICE CHARGE** abate for any delay in supplying, for failure to furnish, or for any limitation, curtailment, rationing, restriction or interruption of service of any water, gas, electricity, telephone, cold air serving the **PREMISES**, the **OFFICE TOWER** or **SUNTEC CITY** or for interruption of use of any equipment in connection with the supplying of any of the aforesaid services, caused by fire, accident, riot, strike, labour dispute, act of God, the execution of any repairs or improvements, or causes beyond the control of the Landlord.

(e) for any loss, damage or injury howsoever caused in the **PREMISES**, the **OFFICE TOWER** or **SUNTEC CITY**;

(f) for any representations, promises or warranties with respect to the **PREMISES**, its appurtenances, the **OFFICE TOWER** or **SUNTEC CITY**;

(g) to the Tenant or others in respect of any act, omission or negligence of any porter, attendant or other servants, employees, agents or contractors of the Landlord in or about the performance or purported performance of any duty relating to the provision of the said services or obligations or any of them;

(h) for any diminution or obstruction of the light, air or view by any structure which may be erected on lands within or adjacent to **SUNTEC CITY**.

Clauses 27.1(a) to (h) shall apply to a case of negligence as well as any other cause(s) howsoever arising.

27.2 Notwithstanding anything contained in this Lease, the obligations of the Tenant under this Lease to pay **RENT** and other sums due or to be due herein and to perform the Tenant's obligations herein, shall in no way be abated, affected, impaired or excused nor shall the Landlord be in any way liable for damages to the Tenant if the Landlord is unable to fulfil any of its obligations under this Lease, or to supply or is delayed in supplying any service covenanted for under this Lease or is unable to make, or is delayed in making, any repair, addition, alteration or decoration which it is required to make under this Lease where such delay or inability is caused by circumstances beyond the control of the Landlord.

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28. NO REPRESENTATIONS

28.1 The Landlord shall not be bound by any representations or promises with respect to **SUNTEC CITY** and/or its appurtenances, or in respect of the **PREMISES**, except as expressly set forth in this Lease with the object and intention that the whole of the agreement between the Landlord and the Tenant shall be set forth herein.

28.2 The Landlord does not expressly or impliedly warrant that the **PREMISES** are now or will remain suitable or adequate for all or any of the purposes of the Tenant and all warranties (if any) as to suitability and adequacy of the **PREMISES** implied by law are hereby expressly negated.

29. LANDLORD'S OPTION NOT TO ACCEPT BREACH

Notwithstanding any breach or repudiation of this Lease by the Tenant the Landlord shall be under no obligation to accept such breach.

30. UNTENANTABILITY

30.1 If the **PREMISES** shall be wholly or partially damaged or destroyed by fire, floods, explosion, earthquakes, act of God, the elements, other casualty or cause so as to render the **PREMISES** unfit for occupation and use, the damage shall be repaired by and at the expense of the Landlord and the **RENT** or a fair and just proportion thereof shall abate and be suspended (depending on the extent of the damage) until the **PREMISES** shall again be rendered fit for occupation and use or reasonable access thereto possible.

30.2 If any aforesaid damage or destruction is caused directly or indirectly by any act, default, omission, negligence or misconduct of the Tenant, its servants, employees, agents, contractors, visitors, invitees or licensees without prejudice to the rights of subrogation of the Landlord's insurers, the damage shall be repaired by the Landlord at the cost of the Tenant and there shall be no apportionment or abatement of **RENT**.

30.3 The Landlord shall not be liable for any loss or damage whatsoever suffered by the Tenant or any other person for any delay on the part of the Landlord in repairing the **PREMISES** under the provisions of this Clause.

30.4 If the **PREMISES** and/or the **OFFICE TOWER** are in the opinion of the Landlord damaged to such an extent that the Landlord considers it impracticable to repair or restore the **PREMISES** and/or the **OFFICE TOWER** or the **PREMISES** are not repaired or restored within ninety (90) days of such destruction or damage, either the Landlord or the Tenant (as the case may be) may at its discretion by written notice to the other terminate the **TERM** without prejudice to any rights or remedies already accrued to the Landlord, such termination to take effect from the date of such notice.

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30.5 Any dispute arising out of or in connection with this clause shall be determined by a single arbitrator to be appointed by the President for the time being of the Singapore Institute of Surveyors and Valuers in accordance with the Arbitration Act (Chapter 10) or any statutory modification or re-enactment thereof for the time being in force.

31. SURRENDER AND REINSTATEMENT

31.1 Upon the expiration or sooner determination of the **TERM** pursuant to the provisions of this Lease, the Tenant shall yield up and surrender the **PREMISES** to the Landlord and shall remove at the Tenant's cost and expense all or such portion of the internal partitions, fixtures (whether fixed or fastened to or upon the **PREMISES** by the Tenant or by the Landlord on the Tenant's behalf) alterations, decorations, additions and improvements made by the Tenant and reinstate the **PREMISES** to its bare good, clean and tenantable state and condition, fair wear and tear excepted, free from rubbish and waste material and to the reasonable satisfaction of the Landlord provided that the Landlord shall be entitled to request the Tenant not to remove any of the said internal partitions, alterations, additions, improvements and fittings installed or fixed in at or about the **PREMISES** and/or **SUNTEC CITY** without payment of any compensation to the Tenant and the Tenant shall comply with such request (if any). The Tenant shall appoint the Landlord's nominated contractor to remove the sprinklers installed by the Tenant in the **PREMISES** and a contractor approved by the Landlord to remove the mechanical and electrical works in the **PREMISES** and to reinstate the **PREMISES** to its bare state and condition, fair wear and tear excepted.

31.2 If the Tenant shall fail to reinstate the **PREMISES** as provided in Clause 31.1, the Landlord may give to the Tenant seven (7) days' written notice to reinstate the **PREMISES** and if the Tenant shall fail to do so within the seven (7) days, the Landlord may reinstate the **PREMISES** and all reasonable costs and expenses incurred by the Landlord including professional and consultancy fees shall be reimbursed by the Tenant within seven (7) days of the notice given by the Landlord requiring payment of such money(s) from the Tenant which notice shall be conclusive evidence of the amount payable by the Tenant pursuant to this Clause.

31.3 The Tenant shall make good all damage to the **PREMISES** including damage to the ventilating, air-conditioning, plumbing, electrical or other mechanical systems in **SUNTEC CITY** caused in reinstating the **PREMISES**. If the Tenant fails to make good such damage the Landlord may give to the Tenant seven (7) days' written notice to make good the damage and if the Tenant shall fail to do so within the seven (7) days, the Landlord may make good the damage and the Tenant shall reimburse the Landlord for all costs and expenses incurred.

31.4 Until the **PREMISES** are delivered to the Landlord in the manner provided by this Clause or the completion of the reinstatement of the **PREMISES** by the Landlord in the event of the failure of the Tenant to do so, the Tenant shall pay to the Landlord **RENT** and **SERVICE CHARGE** calculated at double the last prevailing **RENT** and **SERVICE CHARGE** payable by the Tenant to the Landlord from the date of expiration or sooner determination of the **TERM** until the **PREMISES** are delivered to

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the Landlord in the manner provided by this Clause or the completion of the reinstatement of the **PREMISES** aforesaid.

31.5 Upon the expiration or sooner determination of the **TERM** and upon the failure of the Tenant to remove its goods or any other movable property from the **PREMISES** the Landlord may give to the Tenant seven (7) days' written notice to remove the same and upon the Tenant's failure to comply, the Landlord may detain and/or dispose of such goods and other items of any description found in the **PREMISES** including but without limiting the generality of the foregoing all plant equipment fittings and fixtures of the Tenant at such price and on such terms as the Landlord may at its discretion decide without notice to the Tenant and to apply the proceeds (if any) of the sale of such goods and items against the costs and expenses incurred and the arrears of **RENTS** (if any). The Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been retained and/or sold by the Landlord in the bona fide belief (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this Clause 31.5.

32. LEGAL COSTS

The Tenant agrees to pay or indemnify the Landlord against:-

(a) All the Landlord's reasonable legal costs and fees incurred in connection with the preparation and completion of this Lease in duplicate and the stamp duty, registration fees, and all other disbursements and out-of-pocket expenses in respect thereof.

(b) All the Landlord's reasonable legal costs and fees on a full indemnity basis incurred by the Landlord in consulting solicitors and/or in enforcing any provision of this Lease in the event of a breach by the Tenant of any of the provisions hereof.

33. LODGEMENT OF CAVEAT AND REGISTRATION OF LEASE

The Tenant shall not before or during the continuance of the **TERM** register this Lease or lodge a caveat in respect of this Lease at the Singapore Land Authority.

34. WAIVER

34.1 The failure of the Landlord to insist upon or require the strict performance by the Tenant of all or any of its obligations or responsibilities hereunder shall not in any way be construed as a waiver or relinquishment of any of the Landlord's rights under the terms of this Lease or of the Landlord's entitlement to insist upon or enforce such rights at any time thereafter and the liability of the Tenant hereunder shall not be impaired or discharged by reason of any time or other indulgence being granted to the Tenant by or with the consent of the Landlord.

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34.2 Notwithstanding anything herein contained, but subject to Clause 30 hereof this Lease and the obligations of the Tenant to pay **RENTS** or any part thereof and to perform the Tenant's obligations hereunder shall not be affected, impaired or excused because the Landlord is unable to fulfil any of its obligations under this Lease.

35. NOTICES

Any notice required to be given by any party shall be in writing and shall be served by sending such notice by hand, registered post or facsimile to the Landlord's abovementioned address or to such other address as the Landlord may designate by notice from time to time or to the Tenant's abovementioned address or the **PREMISES**. Any notice so served shall be deemed to have been served:-

(a) if delivered by hand at the time of such delivery;

(b) if sent through the post 48 hours after the time of despatch; and

(c) if sent by facsimile at the time of transmission and in proving service it shall be sufficient to prove that such facsimile was duly despatched to a current telecopy number of the addressee for the said address of service.

36. SEVERANCE

The illegality, invalidity or unenforceability of any provision of this Lease under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

37. GOVERNING LAWS AND JURISDICTION

This Lease shall be construed in accordance with and governed by the laws of Singapore.

38. COMPLETE AGREEMENT

The parties hereby agree that this Lease constitutes the entire and only agreement and no modification change or amendment of this Lease shall be binding upon the parties except by mutual express agreement in writing.

39. EXCLUSION OF THIRD PARTIES FROM RIGHT TO ENFORCE TERMS

Except as expressly provided in this Lease, the parties do not intend to confer on

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third parties the right and third parties shall not have the right to enforce any of the terms of this Lease.

40. LANDLORD'S PROVISION AS TRUSTEE

It is hereby agreed and acknowledged that the Landlord is entering into this Lease in its capacity as trustee of Suntec REIT and not in its personal capacity. As such, any liability incurred by the Landlord or any indemnity given by the Landlord hereunder shall be limited to the assets of Suntec REIT over which the Landlord has recourse.

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APPENDIX A

PLAN OF PREMISES

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41 680
680
5 760
5 760
5 760
5 760
5 760
5 760
5 760
680
#04-01
193 sq m
(2,078 sq ft)
LIFT
MOTOR
ROOM
#04-02
325 sq m
(3,498 sq ft)
LIFT
LOBBY
LIFT SHAFT
M
LIFT SHAFT
FIRE LIFT
LOBBY
CORRIDOR
AHU
LIFT SHAFT
LIFT SHAFT
F
#04-03
199 sq m
(2,142 sq ft)
680
5 760
5 760
5 760
5 760
5 760
5 760
5 760
680
41 680

OFFICE TOWER ONE
4TH STOREY PLAN
(LOW-RISE)

N
SCALE 1:300

TOTAL NETT FLOOR AREA : 717 SQ M (7,718 SQ FT)

FLOOR AREAS ARE APPROXIMATE AND SUBJECT TO FINAL RESURVEY

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FIRST SCHEDULE

The "rights" granted to the Tenant referred to in Clause 4

1. The right for the Tenant and all persons expressly or by implication authorised by it, in common with the Landlord and all other persons having a like right:-

   1.1 To use the **OFFICE TOWER COMMON AREA AND FACILITIES** for all proper purposes in connection with the use and enjoyment of the **PREMISES;**

   1.2 To use toilets designated by the Landlord from time to time for use by the Tenant.

2. The right to the free passage and running (subject to temporary interruption for repair alteration or replacement) of water sewage gas electricity telephone and other services or supplies to and from the **PREMISES** in and through the **PIPES** that now serve the **PREMISES** presently laid in on over or under other parts of **SUNTEC CITY** in common with the Landlord and all other persons having a like right.

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SECOND SCHEDULE

The "rights" excepted and reserved to
the Landlord referred to in Clause 4

1. The right to the free and uninterrupted passage and running of water sewage gas electricity, air-conditioning, telephone and other services or supplies from and to other parts of **SUNTEC CITY** in and through the **PIPES** which now are or may during the **TERM** be in on under or over the **PREMISES.**

2. The right to construct and to maintain in on under or over the **PREMISES** at any time during the **TERM** any **PIPES** for the benefit of any other part of **SUNTEC CITY.**

3. The right (at any time during the **TERM** and upon reasonable notice except in cases of emergency) to enter (or in cases of emergency to break into and enter) the **PREMISES**:-

   3.1 To inspect clean connect to repair remove replace with others alter or execute any works whatever to or in connection with the **PIPES** easements or services referred to in paragraphs 1 and 2 of this Schedule;

   3.2 To view the state and condition of and repair and maintain **SUNTEC CITY** or any part thereof where such viewing or repair and maintenance work would not otherwise be reasonably practicable;

   3.3 To carry out work or to do anything whatsoever comprised within the Landlord's obligations in this Lease;

   3.4 To take schedules or inventories of fixtures and other items to be yielded up on the expiry of the **TERM**; and

   3.5 To exercise any of the rights granted to the Landlord by this Lease.

4. The right to erect scaffolding for the purpose of inspecting repairing or cleaning **SUNTEC CITY** or any part thereof notwithstanding such scaffolding may temporarily restrict the access to or use and enjoyment of the **PREMISES.**

5. The rights of light air support protection shelter and all other easements and rights now or hereafter belonging to or enjoyed by any parts of **SUNTEC CITY**.

6. Full right and liberty at any time after the date of this Lease to alter the height of or rebuild any building or buildings in **SUNTEC CITY** in such manner as the Landlord shall think fit notwithstanding the fact that such alteration or rebuilding may obstruct affect or interfere with the amenity of or access to the **PREMISES** or the passage of light and air to the **PREMISES**.

THIRD SCHEDULE

Tenant's Covenants

1. To pay the **RENTS** promptly at the times and in the manner provided in this Lease.

2. To keep the interior of the **PREMISES** including the flooring and interior plaster or other surface material or rendering on walls and ceilings, all fixtures therein, doors, wires, installations, equipment and fittings in good and tenantable repair and condition (fair wear and tear excepted) and where necessary, to carry out any replacement or renewal thereof.

3. To cause the **PREMISES** to be cleaned in a proper and workmanlike manner and during the **TERM** to be kept clean and free from dirt and rubbish and particularly to store and keep all trade waste trash and garbage in proper receptacles and arrange for the regular removal thereof from the **PREMISES** to such proper receptacles therefor as are provided by the Landlord.

4. To keep clean the interior and exterior surfaces of all glass partitions and windows of the **PREMISES** except such exterior surfaces of glass partitions and windows to which the Tenant cannot reasonably have access.

5. To take all reasonable precautions to keep the **PREMISES** free of rodents vermin insects and other pests and if so reasonably required by the Landlord periodically to engage at the Tenant's cost and expense pest exterminators approved by the Landlord to rid the **PREMISES** of the same.

6. To permit the Landlord and the Landlord's duly authorised agents with or without workmen and others at all reasonable times and by prior notice to enter upon and to examine the condition of the **PREMISES** and thereupon the Landlord may serve upon the Tenant notice in writing specifying any repairs necessary to be done and require the Tenant forthwith to execute the same and if the Tenant shall not within seven (7) days after service of such notice (or sooner if required by the Landlord for cases where urgent repairs are required) proceed diligently with the execution of such repairs then to permit the Landlord to enter upon the **PREMISES** and execute such repairs and the reasonable cost and expenses thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action.

7. To maintain all business machines and mechanical equipment in the **PREMISES** authorised by the Landlord at the Tenant's expense and in settings sufficient in the Landlord's judgment to absorb and prevent vibration noise and annoyance to occupiers of other portions of the **OFFICE TOWER** or **SUNTEC CITY**.

8. To pay and indemnify the Landlord against any damage or injury caused to any person or property in consequence of anything brought into the **OFFICE TOWER** or **SUNTEC CITY** by the Tenant.

9. To give notice in writing immediately to the Landlord of the occurrence of any damage to or within the **PREMISES** and of any accident or damage caused to the **PIPES**, electrical wiring, air-conditioning ducts, fittings, fixtures or other facilities within the **PREMISES** provided by the Landlord.

10. To reimburse the Landlord for the reasonable cost of replacing any broken glass window with glass of the same or similar quality (unless such breakage shall be caused by some act or default by the Landlord or its servants) and all damaged or broken light fittings electrical equipment (including light globes, diffusers and fluorescent tubes) and plumbing installed upon the **PREMISES**.

11. To comply promptly with and observe at the Tenant's own expense all notices received from any statutory, public, or municipal authority with respect to the **PREMISES**.

12. To forthwith give notice in writing to the Landlord of any notice from the government or any statutory public or municipal authority with respect to the **PREMISES**.

13. To comply, at all times at the Tenant's sole cost and expense during the **TERM**, with all such requirements as may be imposed on the occupier of the **PREMISES** by any laws, statutes, Ordinance or Act of Parliament now or hereafter in force and any orders, rules, regulations, requirements and notices thereunder and shall cause such requirements to be observed and complied with by its servants, agents and visitors.

14. To load and unload all goods, merchandise, supplies, material and any other matter or anything brought into or taken or removed from the **OFFICE TOWER** only at such times and at such loading areas or bays as the Landlord may designate and not to obstruct or permit the obstruction of the loading areas and bays.

15. To transport, convey or otherwise move all goods, merchandise, supplies, material and any other matter or anything brought into or taken or removed from the **PREMISES** or the **OFFICE TOWER** through such service corridors and elevators at such times and in such manner only as the Landlord may designate.

16. To permit security guards employed by the Landlord to search all incoming and outgoing goods and property whenever they deem it necessary.

17. To ensure that the Tenant, its employees, servants, visitors or agents who desire access to the **PREMISES** identify themselves to the security guards on duty at **SUNTEC CITY** after office hours as stipulated by the Landlord from time to time as access to the **PREMISES** will otherwise be refused.

18. To observe such other rules and regulations as the Landlord may at its discretion make from time to time for the safety, security and cleanliness of the **PREMISES** and the **OFFICE TOWER** and for the preservation of good order therein upon notice thereof being given to the Tenant.

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19. To observe such rules and regulations (if any) as the **MANAGEMENT CORPORATION** may impose in respect of **SUNTEC CITY**.

20. To make good from time to time any breakage defect or damage to **SUNTEC CITY** or any part thereof caused by the Tenant or the Tenant's servants agents contractors or sub-contractors or other persons claiming through or under the Tenant or otherwise occasioned by any breach or default of the Tenant hereunder or under any rules and regulations made by the **MANAGEMENT CORPORATION**.

21. To allow at all reasonable times the Landlord, its servants or agents and prospective purchasers/tenants to enter and view the **PREMISES.**

22. To surrender to the Landlord upon the expiration or sooner determination of the **TERM** all keys giving access to all parts of the **PREMISES** held by the Tenant or any of the Tenant's employees, agents and visitors, irrespective of whether or not such keys have been supplied by the Landlord.

23. To be responsible for the locking and securing of the windows and doors of the **PREMISES**.

24. To keep all windows within the **PREMISES** closed.

25. Upon prior notification to comply with such rules and regulations as may from time to time be promulgated by the Landlord, the **MANAGEMENT CORPORATION** or relevant authorities governing signs, advertising materials or letterings of tenants in the **OFFICE TOWER**.

26. To comply with the Landlord's and/or the **MANAGEMENT CORPORATION'S** instructions and directions as to the type, quality and colour of window blinds to be affixed to the window facade of the **OFFICE TOWER** for the purpose of maintaining uniformity.

27. Not to obstruct the pavements, halls, passages, exits, entrances, shop malls, escalators, stairways and any of the **OFFICE TOWER COMMON AREA AND FACILITIES** or use same for any purpose other than for ingress to and egress from the **PREMISES** or for such other use as may be designated by the Landlord.

28. Not to cover, obstruct or permit to be covered or obstructed in any manner or by any article the windows, sky-lights or ventilating shafts or any inlets and outlets which reflect or admit light or enable air to flow into or out of the **PREMISES** or the **OFFICE TOWER** or **SUNTEC CITY**.

29. Not to erect radio and/or television aerials or loudspeakers or any other device within the **PREMISES** or elsewhere in the **OFFICE TOWER** without the prior consent of the Landlord.

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30. Not to use or permit the use of the **PREMISES** as dwelling, lodging or sleeping place or keep, permit or suffer to be kept any animal, fish, reptile or bird in or about the **PREMISES**.

31. Not to use the **PREMISES** or any part thereof for the storage or cooking of food whether for consumption upon the **PREMISES** or not.

32. Not to use or permit to be used any heating or cooling device or any device or machine which may interfere with the efficient operation of the air-conditioning system provided by the Landlord without the prior consent of the Landlord.

33. Not to use or store any arms, ammunition, chemicals, kerosene, gasoline or other combustible or inflammable liquids, acetylene or any noxious or foul gas, alcohol, volatile or explosive oils, substances or materials upon the **PREMISES** other than in accordance with the specified use of the **PREMISES** approved by the Landlord and with the licence or permission of the relevant government authority.

34. Not to make any disturbing or irritating noise or install or use any engine or machine which shall cause or may be likely to cause noise or vibration in the **OFFICE TOWER** or **SUNTEC CITY** and in particular not to use sound equipment in such manner as to permit any noise to be heard in the **OFFICE TOWER COMMON AREA AND FACILITIES**.

35. Not to solicit business or disparage the goods or services of other tenants in the **OFFICE TOWER**.

36. Not to use the toilets, urinals, wash basins or other water apparatus, escalators, conveniences or other services in the **OFFICE TOWER** or **SUNTEC CITY** other than for the purpose for which they are designed and to ensure insofar as it shall be within the power or control of the Tenant that the Tenant's employees, agents and visitors shall comply with this provision.

37. Not to use or permit to be used any toilets, water-closets or washroom accommodation in the **OFFICE TOWER** other than that designated from time to time by the Landlord for use by the Tenant and/or members of the public.

38. Not to throw, place or allow to fall or cause or permit to be thrown or placed in the lift shafts, toilets, urinals, wash basins or other apparatus and conveniences or services in the **OFFICE TOWER** or **SUNTEC CITY** any rubbish, waste paper or any unsuitable or foreign substances and the Tenant shall on demand pay to the Landlord the amount of any damage stoppage or breakage resulting from the misuse or abuse of such facilities or services by the Tenant its servants, employees, agents or visitors.

39. Not to damage walls or floors of the **PREMISES** or in any way interfere with electrical wiring by placing furniture or objects that may obstruct access to cable ducts or install equipment or appliances which is likely to overload the electrical wires or cables.

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40. Not to overload the **PREMISES** or bring therein or into the **OFFICE TOWER** any heavy machinery, plant, furniture, equipment or goods with an imposed load in excess of 4.5 kiloNewtons per square metre (kN/m2) without the Landlord's prior approval and at all times to comply with such rules and regulations as the Landlord may prescribe for the maximum weight, size and position of all safes, materials, furniture or other equipment brought into the **OFFICE TOWER** and to place any heavy object or equipment of the Tenant brought by the Tenant into the **PREMISES** and/or the **OFFICE TOWER** so as to distribute the weight of such heavy object or equipment.

41. Not to use any trolleys within the **OFFICE TOWER** except such as may be equipped with rubber tyres and side guards or other handling equipment as the Landlord may approve and not to bring into the **OFFICE TOWER** any vehicle of any other description.

42. Not to employ any cleaners in or about the **PREMISES** other than the cleaners approved or appointed by the Landlord to carry out cleaning work in the **OFFICE TOWER**. Provided Always that the Landlord shall not be liable for any misconduct or negligent acts or defaults of the said cleaners.

43. Not to burn any incense or joss-stick in, outside or around the **PREMISES** or to cause or permit any offensive or unusual odours to be produced upon, permeate through or emanate from the **PREMISES**.

44. Not to use or store bottled LPG gas in or about the **PREMISES**.

45. Not to cause any change in the wiring, ducting or the pipe arrangements of the electricity, water and air-conditioning services, plumbing and sewerage installations telephonic or telegraphic connections without the prior consent of the Landlord.

46. Not without the prior consent of the Landlord, to permit any vendors of food or drink or the servants or agents of such vendors to bring on to the **PREMISES** or any part thereof or on to **SUNTEC CITY** or any part thereof food or drink for consumption by the occupiers of the **PREMISES** save and except in the case of any contractor who has been authorised in writing by the Landlord to provide a food and drink service for the occupiers of **SUNTEC CITY.**

47. Not to erect any flag-pole or to fly any flag from windows or elsewhere in or upon **SUNTEC CITY** except with the prior consent of the Landlord.

48. Not to overload the electricity supply system of the **PREMISES** provided by the Landlord.

49. Not to throw any articles out of the windows or doors or down the passages of **SUNTEC CITY** or any part thereof.

50. Not to use the **PREMISES** or permit the **PREMISES** to be used for gambling or in any noisy noxious immoral illegal improper or offensive manner or do or permit on the **PREMISES** or on the **OFFICE TOWER COMMON AREA AND FACILITIES** or any part thereof anything which may infringe any law or bye-law or regulation for the time being in force or which in the opinion of the Landlord may be or become a nuisance disturbance or cause damage to the Landlord or its tenants or other persons using **SUNTEC CITY**.

51. Not to move any machinery, safe or furniture into or out of the **PREMISES** without having obtained the Landlord's consent which consent, if given, may be given subject to such terms and conditions as the Landlord may reasonably deem fit.

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FOURTH SCHEDULE

Landlord's Covenants

1. The Tenant duly paying the **RENTS** and observing and performing its several covenants and stipulations herein contained may peaceably hold and enjoy the **PREMISES** during the **TERM**, without any interruption by the Landlord, or anyone claiming under, or through, or in trust for the Landlord, save as specifically provided herein.

2. To supply the **PREMISES** with air-conditioning and lift services during the hours from 8.00 a.m. to 6.00 p.m. from Mondays to Fridays and from 8.00 a.m. to 1.00 p.m. on Saturdays, excluding Public Holidays. No air-conditioning or lift services (save that one lift shall remain in operation 24 hours a day) shall be available at any other time except by prior agreement between the Landlord and the Tenant and the Tenant shall pay for all costs and expenses as may be charged by the Landlord.

3. If and so long as and to the extent that the Tenant shall pay the **SERVICE CHARGE** (but without prejudice to any remedy of the Landlord in respect of non-payment thereof) to use its best endeavours to attend to the maintenance of the **OFFICE TOWER COMMON AREA AND FACILITIES**.

AGRO-TECHNOLOGY PTE. LTD.

IN WITNESS WHEREOF the parties have hereunto set their hands.

SIGNED by the Landlord by its Attorney,)
ARA Trust Management (Suntec) Limited)
acting under a Power of Attorney registered)
in the Registry of the Supreme Court of)
Singapore as PA947/2005/T)
in the presence of:-)

Yeo See Kiat
Chief Executive Officer
ARA Trust Management (Suntec) Limited
(as manager of Suntec REIT)

Name of Witness: Janice Phoon
Manager
Asset Management

NRIC No.: S7001055J

SIGNED by CHOO SENG WAH)
for and on behalf of the)
Tenant in the presence of:-)

Tian Agro-Technology Pte Ltd

Name of Witness: Catherine Wong

NRIC/Passport No.: S7527886A

TIAN AGRO-TECHNOLOGY PTE. LTD.

SUNTEC
Real Estate Investment Trust
HSBC Institutional Trust Services (Singapore) Limited
(as trustee of Suntec Real Estate Investment Trust)

Managed by:
ARA
Trust Management (Suntec) Limited
(Member of Cheung Kong Group)

[SIDE LETTER TO LEASE]

Our Ref: Letter/ET/sp/L1769-06

Date: 11 APRIL 2007

TIAN AGRO-TECHNOLOGY PTE. LTD.
50 Collyer Quay
#01-02 Overseas Union House
Singapore 049321

Attention: Mr Paw Yew Hock

Dear Sirs

LEASE OF 7 TEMASEK BOULEVARD #04-02, SUNTEC TOWER ONE, SINGAPORE 038987 ("THE PREMISES")

We refer to the Lease entered into between us HSBC Institutional Trust Services (Singapore) Limited as Trustee of Suntec Real Estate Investment Trust ("the Landlord") of the one part and Tian Agro-Technology Pte Ltd ("the Tenant") of the other part in respect of the above premises and confirm the following amendments to the Lease:-

1. <u>Clause 4</u>

The Clause shall be re-numbered as Clause 4.1 and the following new clauses shall be inserted as Clauses 4.2, 4.3 and 4.4:-

New Clause 4.2

"The Tenant shall take over the **PREMISES** in the state and condition as is where is and shall be deemed to have inspected the **PREMISES** and satisfied with the state and condition of the **PREMISES.** "

New Clause 4.3

"Design provisions have been made for Mechanical and Electrical (M&E) requirements like air-conditioning and sprinklers. The Landlord shall provide the standard minimum provisions for M&E services. The Tenant shall be responsible for and bear the cost for obtaining all necessary approvals from the government authorities on the existing (if any) and proposed fixtures and fittings within the

TIAN AGRO-TECHNOLOGY PTE. LTD.

PREMISES as well as the cost for all interior **FITTING-OUT WORKS** and other M&E services."

New Clause 4.4

"The Lease and **RENT** and **SERVICE CHARGE** shall commence on 1 January 2007 regardless of the completion of the **FITTING-OUT WORKS.**

2. **Clause 17**

Subject to the provisions of Clause 17 including payment of the prevailing standard car parking charges and any restrictions under any regulations from time to time affecting the allotment of carpark lots in **SUNTEC CITY**, the Landlord shall allocate to the Tenant one (1) season carpark lot in **SUNTEC CITY**. Subject to availability, the Landlord shall also allocate to the Tenant on a temporary basis one (1) additional carpark lot. The Landlord may revise the number of lots to be allocated to the Tenant from time to time to comply with prevailing regulations affecting the allotment and use of the carpark lots.

3. **Clause 24.1**

(i) The words "at revised rents to be agreed between the Landlord and the Tenant" at lines 4 and 5 shall be deleted and substituted with the following words:-

"at the then prevailing market rent".

(ii) The following sentences shall be inserted at the end of the Clause:-

"If the Tenant does not accept the rent proposed by the Landlord to be the prevailing market rent and the Landlord and the Tenant fail to agree on the prevailing market rent six (6) months before the expiry of the **TERM**, the Landlord shall refer the matter to a firm of reputable valuers to fix the prevailing market rent at the time of the Tenant's request for a lease of the **PREMISES** for a further term. The decision of the said valuers shall be final, accepted by and binding on both parties and the cost of such valuers shall be borne equally by the Landlord and the Tenant."

TIAN AGRO-TECHNOLOGY PTE. LTD.

Our Ref: Letter/ET/sp/L1769-06 23052006/OT/FO(Is)

4. **Clause 24.2(a)**

   (i) The words "the revised rents and" after the words "agree to" at line 1 shall be deleted.

   (ii) The words "the revised rents and" after the words "agreed to" at line 6 shall be deleted.

5. **Clause 24.2(b)**

   The words "the revised rents and" after the words "agreed to" at line 2 shall be deleted.

Expressions which are not expressly defined herein shall have the same meaning and construction ascribed to them in the Lease. In the event of any inconsistencies between any provisions of the Lease and this Letter, the provisions of this Letter shall prevail.

Save as provided herein, the terms and conditions of the Lease shall not be affected by nor shall our respective rights and liabilities thereunder be prejudiced, discharged, diminished or nullified in any way whatsoever by the contents of this letter.

Please confirm your acceptance of the above by signing and returning to us the duplicate copy of this letter.

Yours faithfully

Yeo See Kiat
Chief Executive Officer
ARA Trust Management (Suntec) Limited as Attorney for
HSBC Institutional Trust Services (Singapore) Limited
As Trustee of Suntec Real Estate Investment Trust

Enc
LT

Our Ref: Letter/ET/sp/L1766-06 23052006/OT/FO(Is)

ACKNOWLEDGEMENT OF ACCEPTANCE

We, **Tian Agro-Technology Pte Ltd**, hereby confirm our unconditional acceptance of the above conditions.

Tian Agro-Technology Pte Ltd

Authorised Signatory & Company Stamp

TIAN AGRO-TECHNOLOGY PTE. LTD.